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                                                                     EXHIBIT 3.2

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             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received                                      (FOR BUREAU USE ONLY)

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Name

Jennifer Evans
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Address

26555 Northwestern Highway
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City          State      Zip Code

Southfield     MI       48034              EFFECTIVE DATE:
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 Document will be returned to the name
 and address you enter above


           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations
          (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

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1. The present name of the corporation is:

    Federal-Mogul Corporation
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2. The identification number assigned by the Bureau is:  142-176
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3. The location of its registered office is:

26555  Northwestern Highway            Southfield      , Michigan   48034
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   (Street Address)                                                 (Zip Code)
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4. Article III of the Articles of Incorporation is hereby amended to read as follows:

A.1. The total number of shares of stock which the Corporation shall have the authority to issue is as follows: 260,000,000 shares of Common Stock, no par value (Common Stock); and 5,000,000 shares of Preferred Stock (Preferred Stock).

[Except as set forth herein, Article 3 remains unchanged.]

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5.  (For amendments adopted by unanimous consent of Incorporators before the first meeting of the board of directors or trustees.)

    The foregoing amendment to the Articles of Incorporation was duly adopted on the ________day of _________, 19__, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

        Signed this_________day of_________, 19__.


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            (Signature)                                (Signature)

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       (Type or Print Name)                        (Type or Print Name)

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            (Signature)                                (Signature)

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       (Type or Print Name)                        (Type or Print Name)

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6.  (For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

    The foregoing amendment to the Articles of Incorporation was duly adopted on the 20th day of May, 1998 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

    [X] at a meeting. The necessary votes were cast in favor of the amendment.

    [_] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
        Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

    [_] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                   Signed this 20th day of May, 1998.

                   By /s/ Edward W. Gray, Jr.
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                       (Signature of President, Vice President,
                        Chairperson, Vice Chairperson)

                   Edward W. Gray, Jr.     Senior Vice President
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                   (Type or Print Name)   (Type or Print Title)

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